Exhibit 99.1

News Release

Investor Relations Contact:

Jennifer Jarman

The Blueshirt Group

415-217-5866

jennifer@blueshirtgroup.com

Internet Patents Corporation Changes Name to Prism Technologies Group, Inc.

Sacramento, CA – September 16, 2015 – Internet Patents Corporation (NASDAQ: PTNT) ("IPC"), has changed its corporate name to Prism Technologies Group, Inc. and will begin trading on the NASDAQ capital market under the symbol “PRZM” at the start of trading on September 23, 2015. The Board of Directors approved the name change on September 9, 2015.

“As Prism Technologies Group, the company’s name better aligns with the operations of the Prism Technologies, LLC subsidiary we acquired in March, 2015 and reflects the broadening of our patent portfolio to include other areas beyond e-commerce and online insurance distribution technologies,” said Hussein Enan, chairman and CEO of Prism Technologies Group, Inc.

About Prism Technologies Group, Inc.

Headquartered in Sacramento, CA, Prism Technologies Group, Inc. (NASDAQ: PRZM) is the parent company of Prism Technologies, LLC. www.prsmip.com Prism Technologies, LLC is headquartered in Omaha, Nebraska and was formed in 2003 as a successor to Prism Resources, Inc. Prism Technologies, LLC was acquired by Prism Technologies Group, Inc. (formerly IPC) in a transaction that closed in March 2015.